                                                                     EXHIBIT 3.2

                     RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                                DRIL-QUIP, INC.


          Dril-Quip, Inc. (the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "DGCL"), hereby adopts this Restated Certificate of Incorporation, which accurately restates and integrates the provisions of the existing Certificate of Incorporation of the Corporation that are in effect on the date hereof (the "Certificate of Incorporation") and further amends the provisions of the Certificate of Incorporation as described below, and does hereby further certify that:

          1. The name of the Corporation is Dril-Quip, Inc. and the original certificate of incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on August 12, 1997.

          2. The Board of Directors of the Corporation duly adopted a resolution proposing and declaring advisable the amendments to the Certificate of Incorporation as described herein, and the Corporation's sole stockholder duly adopted such amendments, all in accordance with the provisions of Sections 228, 242 and 245 of the DGCL.

          3. The Certificate of Incorporation is hereby restated and further amended to read in its entirety as follows:


                     RESTATED CERTIFICATE OF INCORPORATION


          FIRST:    The name of the Corporation is Dril-Quip, Inc.
(hereinafter the "Corporation").

          SECOND:   The address of the registered office of the Corporation in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

          THIRD:    The purpose of the Corporation is to engage in any lawful
act or activity for which corporations may be organized under the General Corporation Law of Delaware or any successor statute (the "DGCL").

          FOURTH:   The aggregate number of shares of capital stock that the
Corporation shall have authority to issue is Sixty Million (60,000,000), divided into Fifty Million (50,000,000) shares of common stock, par value $0.01 per share ("Common Stock"), and Ten Million

(10,000,000) shares of preferred stock, par value $0.01 per share ("Preferred Stock"). Shares of any class of capital stock of the Corporation may be issued for such consideration and for such corporate purposes as the Board of Directors of the Corporation (the "Board of Directors") may from time to time determine. Each share of Common Stock shall be entitled to one vote.

          The Preferred Stock may be divided into and issued from time to time in one or more series as may be fixed and determined by the Board of Directors. The relative rights and preferences of the Preferred Stock of each series shall be such as shall be stated in any resolution or resolutions adopted by the Board of Directors setting forth the designation of the series and fixing and determining the relative rights and preferences thereof, any such resolution or resolutions being herein called a "Directors' Resolution." The Board of Directors is hereby authorized to fix and determine the powers, designations, preferences, and relative, participating, optional or other rights (including, without limitation, voting powers, full or limited, preferential rights to receive dividends or assets upon liquidation, rights of conversion or exchange into Common Stock, Preferred Stock of any series or other securities, any right of the Corporation to exchange or convert shares into Common Stock, Preferred Stock of any series or other securities, or redemption provisions or sinking fund provisions) as between series and as between the Preferred Stock or any series thereof and the Common Stock, and the qualifications, limitations or restrictions thereof, if any, all as shall be stated in a Directors' Resolution, and the shares of Preferred Stock or any series thereof may have full or limited voting powers, or be without voting powers, all as shall be stated in a Directors' Resolution.

          No stockholder shall, by reason of the holding of shares of any class or series of capital stock of the Corporation, have a preemptive or preferential right to acquire or subscribe for any shares or securities of any class, whether now or hereafter authorized, which may at any time be issued, sold or offered for sale by the Corporation, unless specifically provided for in a Directors' Resolution with respect to a series of Preferred Stock. Furthermore, Common Stock is not convertible, redeemable or assessable, or entitled to the benefits of any sinking fund.

          Cumulative voting of shares of any class or series of capital stock having voting rights is prohibited unless specifically provided for in a Directors' Resolution with respect to a series of Preferred Stock.

          FIFTH:    (a)  Directors.  The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. In addition to the authority and powers conferred upon the Board of Directors by the DGCL or by the other provisions of this Certificate of Incorporation, the Board of Directors is hereby authorized and empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject to the provisions of the DGCL, this Certificate of Incorporation and any Bylaws adopted by the stockholders of the Corporation; provided, however, that no Bylaws hereafter adopted by the stockholders of the Corporation, or any amendments thereto, shall invalidate any prior act of the Board of Directors that would have been valid if such Bylaws or amendment had not been adopted.

          (b) Number, Election and Terms of Directors. The number of directors that shall constitute the whole Board of Directors shall be fixed from time to time by a majority of the directors then in office, but shall not be less than three nor more than twelve, except in the case of an increase in the number of directors by reason of any provisions contained in or established pursuant to Article FOURTH. From and after the first date of the closing of the initial public offering of the Common Stock to the public for cash that has been registered on a registration statement that has been filed with and declared effective by the Securities and Exchange Commission (the "Initial Public Offering Date"), the directors, other than those who may be elected by the holders of any series of Preferred Stock, shall be divided into three classes, Class I, Class II and Class III. Each director shall serve for a term ending on the third annual meeting following the annual meeting at which such director was elected; provided, however, that the directors first elected to Class I shall serve for a term expiring at the annual meeting next following the end of the calendar year 1997, the directors first elected to Class II shall serve for a term expiring at the annual meeting next following the end of the calendar year 1998, and the directors first elected to Class III shall serve for a term expiring at the annual meeting next following the end of the calendar year 1999. Each director shall hold office until the annual meeting at which such director's term expires and, the foregoing notwithstanding, shall serve until his successor shall have been duly elected and qualified or until his earlier death, resignation or removal.

          At each annual election, the directors chosen to succeed those whose terms then expire shall be of the same class as the directors they succeed, unless, by reason of any intervening changes in the authorized number of directors, the Board of Directors shall designate one or more directorships whose term then expires as directorships of another class in order more nearly to achieve equality of number of directors among the classes.

          In the event of any change in the authorized number of directors, each director then continuing to serve as such shall nevertheless continue as a director of the class of which he is a member until the expiration of his current term, or his prior death, resignation or removal. The Board of Directors shall specify the class to which a newly created directorship shall be allocated.

          Election of directors need not be by written ballot unless the Bylaws of the Corporation shall so provide.

          (c) Removal of Directors. No director of the Corporation shall be removed from office as a director by vote or other action of the stockholders or otherwise except for cause, and then only by the affirmative vote of the holders of at least a majority of the voting power of all outstanding shares of capital stock of the Corporation generally entitled to vote in the election of directors, voting together as a single class. Except as may otherwise be provided by law, cause for removal of a director shall be deemed to exist only if: (i) the director whose removal is proposed has been convicted, or when a director is granted immunity to testify when another has been convicted, of a felony by a court of competent jurisdiction and such conviction is no longer subject to direct appeal; (ii) such director has been found by the affirmative vote of a majority of the entire Board of Directors at any regular or special meeting of the Board of Directors called for that purpose or by a court of competent jurisdiction to have been guilty of willful misconduct in the performance of his duties to the Corporation in a matter of substantial importance to the Corporation; or (iii) such director has been adjudicated by a court of competent jurisdiction to be mentally incompetent, which mental incompetency directly affects his ability as a director of the Corporation.

          (d) Vacancies. Except as provided in Article FOURTH hereof, newly created directorships resulting from any increase in the number of directors and any vacancies on the Board of Directors resulting from death, resignation, removal or other cause shall be filled by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board of Directors. Any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the class of directors in which the new directorship was created or the vacancy occurred and until such director's successor shall have been elected and qualified or until his earlier death, resignation or removal. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

          SIXTH:    From and after the Initial Public Offering Date, any action required or permitted to be taken by the stockholders of the Corporation must be effected at an annual or special meeting of stockholders of the Corporation and may not be effected by any consent in writing by such stockholders. Except as otherwise required by law, or as may be prescribed in a Directors' Resolution, special meetings of stockholders of the Corporation may be called only by any Chairman of the Board of Directors, or by any Chief Executive Officer of the Corporation or by the President of the Corporation or by the Board of Directors pursuant to a resolution approved by the affirmative vote of a majority of the entire Board of Directors. The Corporation shall have such officers as are set forth in the Bylaws, and shall initially have three Co-Chairmen of the Board of Directors and Co-Chief Executive Officers, and references herein to the Chairman of the Board of Directors or the Chief Executive Officer shall include any of such persons.

          SEVENTH: No director of the Corporation shall be personally liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director; provided, however, that the foregoing provisions shall not eliminate or limit the liability of a director (i) for any breach of such director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, as the same exists or as such provision may hereafter be amended, supplemented or replaced, or (iv) for any transactions from which such director derived an improper personal benefit. If the DGCL is amended after the filing of this Certificate of Incorporation to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation, in addition to the limitation on personal liability provided herein, shall be limited to the fullest extent permitted by such law, as so amended. Any repeal or modification of this Article SEVENTH by the stockholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of the Corporation existing at the time of such repeal or modification.

          EIGHTH:   (a)  In addition to any affirmative vote that may be
required by law, this Certificate of Incorporation or the Bylaws of the Corporation, and except as otherwise expressly provided in paragraph (b) of this Article EIGHTH:

          (i) any merger, consolidation or share exchange of the Corporation or any subsidiary of the Corporation with (A) any Related Person or (B) any other Person (whether or not itself a Related Person) that is, or after such merger, consolidation or share exchange would be, an Affiliate of a Related Person; or

          (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition by the Corporation or any subsidiary of the Corporation to any Related Person or any

     Affiliate of any Related Person, or by any Related Person or any Affiliate of any Related Person to the Corporation or any subsidiary of the Corporation, of any assets or properties having an aggregate Fair Market Value of $10,000,000 or more; or

          (iii) any issuance or transfer by the Corporation or any subsidiary of the Corporation of any securities of the Corporation or any subsidiary of the Corporation to any Related Person or any Affiliate of any Related Person (except (A) pursuant to the exercise, exchange or conversion of securities exercisable for, exchangeable for or convertible into stock of the Corporation or any subsidiary of the Corporation, which securities were acquired by the Related Person prior to becoming a Related Person, or (B) pursuant to a dividend or distribution paid or made, or the exercise, exchange or conversion of securities exercisable for, exchangeable for or convertible into stock of the Corporation or subsidiary of the Corporation, which security is distributed pro rata to all holders of a class or series of stock of the Corporation subsequent to the time the Related Person became such, and provided in the case of this clause (B) that there is not an increase of more than 1% in the Related Person's proportionate share of the stock of any class or series of the Corporation or of the Voting Stock of the Corporation as a result of such dividend or distribution); or

          (iv) any dissolution of the Corporation voluntarily caused or proposed by or on behalf of a Related Person or any Affiliate of any Related Person; or

          (v) any reclassification of securities (including any reverse stock split) or recapitalization of the Corporation, or any merger, consolidation or share exchange of the Corporation with any of its subsidiaries or any other transaction (whether or not with or into or otherwise involving a Related Person) that has the effect, either directly or indirectly, of increasing by more than 1% the proportionate share of the outstanding stock of any class or series or the securities convertible into stock of any class or series of the Corporation or any subsidiary of the Corporation which is directly or indirectly owned by any Related Person or any Affiliate of any Related Person or otherwise increasing the voting power of the outstanding stock of the Corporation or any subsidiary of the Corporation possessed by any such Related Person or Affiliate; or

          (vi) any series or combination of transactions having, directly or indirectly, the same effect as any of the foregoing; or

          (vii) any agreement, contract or other arrangement providing, directly or indirectly, for any of the foregoing,

shall require the affirmative vote of the holders of (x) not less than 80% of the then outstanding Voting Stock held by stockholders voting together as a single class and (y) not less than 66-2/3% of the then outstanding Voting Stock not Beneficially Owned, directly or indirectly, by any Related Person with respect to such Business Combination, voting together as a single class. Such affirmative vote shall be required, notwithstanding the fact that no vote may be required, or that a lesser percentage may be specified, by law, elsewhere in this Certificate of Incorporation, in the

Bylaws of the Corporation or in any agreement with any national securities exchange or otherwise.

          (b) The provisions of paragraph (a) shall not be applicable to any particular Business Combination, and such Business Combination shall require only such affirmative vote as is required by law, the Bylaws of the Corporation and any other provision of this Certificate of Incorporation, if all of the conditions specified in either of the following subparagraphs (i) and (ii) are met:

          (i) the cash, property, securities or other consideration to be received per share by holders of each and every outstanding class or series of shares of the Corporation in the Business Combination is, with respect to each such class or series, either (A) the same in form and amount per share as that paid by the Related Person in a tender offer in which such Related Person acquired at least 50% of the outstanding stock of such class or series and which was consummated not more than one year prior to the date of such Business Combination or (B) not less in amount (as to cash) or Fair Market Value (as to consideration other than cash) as of the date of the determination of the Highest Per Share Price (as to property, securities or other consideration) than the Highest Per Share Price applicable to such class or series of shares; provided that in the event of any Business Combination in which the Corporation survives, any shares retained by the holders thereof shall constitute consideration other than cash for purposes of this subparagraph (i); or

          (ii) a majority of the Continuing Directors shall have expressly approved such Business Combination either in advance of or subsequent to such Related Person's having become a Related Person.

          In the case of any Business Combination with a Related Person to which subparagraph (ii) above does not apply, a majority of the Continuing Directors, promptly following the request of a Related Person, shall determine the Highest Per Share Price for each class or series of stock of the Corporation. Such determination shall be announced not less than five days prior to the meeting at which holders of shares vote on the Business Combination. Such determination shall be final, unless the Related Person becomes the Beneficial Owner of additional shares after the date of the earlier determination, in which case the Continuing Directors shall make a new determination as to the Highest Per Share Price for each class or series of shares prior to the consummation of the Business Combination.

          A Related Person shall be deemed to have acquired a share at the time that such Related Person became the Beneficial Owner thereof. With respect to shares owned by Affiliates, Associates and other Persons whose ownership is attributable to a Related Person, if the price paid by such Related Person for such shares is not determinable by a majority of the Continuing Directors, the price so paid shall be deemed to be the higher of (i) the price paid upon the acquisition thereof by the Affiliate, Associate or other Person or (ii) the Share Price of the shares in question at the time when the Related Person became the Beneficial Owner thereof.

          (c) For purposes of this Article EIGHTH:

          (ii) The term "Affiliate," used to indicate a relationship to a specified Person, shall mean a Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such specified Person.

          (iii) The term "Associate," used to indicate a relationship with a specified Person, shall mean (A) any corporation, partnership, limited liability company, association, joint venture or other organization (other than the Corporation or any wholly owned subsidiary of the Corporation) of which such specified Person is an officer or partner or is, directly or indirectly, the Beneficial Owner of 10% or more of any class of equity securities; (B) any trust or other estate in which such specified Person has a beneficial interest of 10% or more or as to which such specified Person serves as trustee or in a similar fiduciary capacity; (C) any Person who is a director or officer of such specified Person or any of its parents or subsidiaries (other than the Corporation or any wholly owned subsidiary of the Corporation); and (D) any relative or spouse of such specified Person or of any of its Associates, or any relative of any such spouse, who has the same home as such specified Person or such Associate.

          (iv) A Person shall be a "Beneficial Owner" of any stock (A) which such Person or any of its Affiliates or Associates beneficially owns, directly or indirectly; or (B) which such Person or any of its Affiliates or Associates has, directly or indirectly, (1) the right to acquire (whether such right is exercisable immediately or only after the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or (2) the right to vote pursuant to any agreement, arrangement or understanding; or (C) which is beneficially owned, directly or indirectly, by any other Person with which such Person or any of its Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of such stock; or (D) of which such Person would be the Beneficial Owner pursuant to the terms of Rule 13d-3 of the Exchange Act, as in effect on May 1, 1996.
     Stock shall be deemed "Beneficially Owned" by the Beneficial Owner or Owners thereof.

          (v) The term "Business Combination" shall mean any transaction which is referred to in any one or more of clauses (i) through (vii) of paragraph
     (a) of this Article EIGHTH.

          (vi) The term "Continuing Director" shall mean, with respect to a Related Person, any director of the Corporation who is unaffiliated with the Related Person and was a director prior to the time that the Related Person became a Related Person, and any successor of a Continuing Director who is unaffiliated with the Related Person and is recommended or nominated to succeed a Continuing Director by a majority of the Continuing Directors. Without limiting the generality of the foregoing, a director shall be deemed to be affiliated with a Related Person if such director (A) is an officer, director, employee or general partner of such Related Person; (B) is an Affiliate or Associate of such Related Person; (C) is a relative or spouse of such Related Person or of any such officer, director, general partner, Affiliate or Associate; (D) performs services, or is a member, employee, greater than 5% stockholder or other equity owner of any organization (other than the Corporation and its subsidiaries) which performs services for such Related Person or any Affiliate of such Related Person, or is a relative or spouse of any such Person; or (E) was nominated for election as a director by such Related Person.

               (vi) The term "Estate Planning Vehicle" means a trust, family partnership or similar family-related or family-controlled entity, all of the interests of which are owned by an Individual Major Stockholder, a spouse, sibling or lineal descendant of an Individual Major Stockholder or lineal descendant of a spouse of an Individual Major Stockholder or any distributees under the will of any of the foregoing persons, successors of such persons by intestate succession or trusts for the benefit of any of the foregoing persons.

               (vii) The term "Fair Market Value" shall mean, in the case of securities, the average of the closing sales prices during the 30-day period immediately preceding the date in question of such security on the principal United States securities exchange registered under the Exchange Act on which such security is listed (or the composite tape therefor) or, if such securities are not listed on any such exchange, the average of the last reported sales price (if so reported) or the closing bid quotations with respect to such security during the 30-day period preceding the date in question on the NASDAQ system or any similar system then in use or, if no such quotations are available, the fair market value on the date in question of such security as determined in good faith by a majority of the Continuing Directors; and in the case of property other than cash or securities, the fair market value of such property on the date in question as determined in good faith by a majority of the Continuing Directors.

               (viii) The term "Highest Per Share Price" shall mean (A) as to any class or series of stock of which the Related Person Beneficially Owns 10% or more of the outstanding shares, the highest price that can be determined to have been paid or agreed to be paid for any share or shares of that class or series by such Related Person in a transaction that either
     (1) resulted in such Related Person's Beneficially Owning 10% or more thereof or (2) was effected at a time when such Related Person Beneficially Owned 10% or more thereof, (B) as to any class or series of stock of which the Related Person Beneficially Owns shares, but not 10% or more of the outstanding shares, the highest price that can be determined to have been paid or agreed to be paid at any time by such Related Person for any share or shares of that class or series that are then Beneficially Owned by such Related Person or (C) as to any other class or series of stock, the amount determined by a majority of the Continuing Directors, on whatever basis they believe is appropriate, to be the per share price equivalent of the highest price that can be determined to have been paid or agreed to be paid at any time by the Related Person for any other class or series of stock. In determining the Highest Per Share Price, all purchases by the Related Person shall be taken into account regardless of whether the shares were purchased before or after the Related Person became a Related Person and the Highest Per Share Price will be appropriately adjusted to take into account (w) distributions paid or payable in stock, (x) subdivisions of outstanding stock, (y) combinations of shares of stock into a smaller number of shares and (z) similar events.

               (ix) The term "Individual Major Stockholder" means Larry E. Reimert, Gary D. Smith and J. Mike Walker.

               (x) The term "Individual Major Stockholder Transferee" means a transferee from an Individual Major Stockholder or an Individual Major Stockholder Transferee of Common Stock previously owned by an Individual Major Stockholder if (a) such transferee receives such Common Stock directly from an Individual Major Stockholder by will or intestate succession or (b) such transfer is made (i) directly from an Individual Major Stockholder or from a person that is an Individual Major Stockholder Transferee to a spouse, sibling or lineal descendant of an Individual Major Stockholder or lineal descendant of a spouse of an Individual Major Stockholder or (ii) directly from an Individual Major Stockholder or from a person that is otherwise an Individual Major Stockholder Transferee to an Estate Planning Vehicle for estate planning purposes; provided,that an Estate Planning Vehicle shall cease to be an Individual Major Stockholder Transferee at such time as all of the interests therein cease to be owned by an Individual Major Stockholder, a spouse, sibling or lineal descendant of an Individual Major Stockholder or a lineal descendant of a spouse of an Individual Major Stockholder or any distributees under the will of any of the foregoing persons, successors of such persons by intestate succession or trusts for the benefit of any of the foregoing persons.

               (xi) The term "Major Stockholder" shall mean each of the Individual Major Stockholders, Reimert Family Partners, Ltd. or Four Smith's Company, Ltd.; provided, however, that Reimert Family Partners, Ltd. shall cease to be a Major Stockholder at such time as all of the interests in such partnership are not owned by Larry E. Reimert, his spouse, siblings, lineal descendants, lineal descendants of his spouse, any distributees under the will of any of the foregoing persons, successors of such persons by intestate succession, trusts for the benefit of any of the foregoing persons and Wave Enterprises, Inc. and provided, further, however, that Four Smith's Company, Ltd. shall cease to be a Major Stockholder at such time as all of the interests in such partnership are not owned by Gary D. Smith, his spouse, siblings, lineal descendants, lineal descendants of his spouse, any distributees under the will of any of the foregoing persons, successors of such persons by intestate succession, and trusts for the benefit of any of the foregoing persons.

               (xii) The term "Person" shall mean any individual, corporation, limited liability company, association, partnership, joint venture, trust, estate or other entity or organization.

               (xiii) The term "Related Person" shall mean any Person (other than the Corporation or any subsidiary of the Corporation and other than any profit sharing, employee ownership or other employee benefit plan of the Corporation or any subsidiary of the Corporation or any trustee of or fiduciary with respect to any such plan when acting in such capacity) who or which (A) is the Beneficial Owner of 10% or more of the aggregate voting power of all outstanding stock of the Corporation; or (B) is an Affiliate of the Corporation and at any time within the two-year period immediately prior to the date in question was the Beneficial Owner of 10% or more of the aggregate voting power of all outstanding stock of the Corporation; or
     (C) is an assignee of or has otherwise succeeded to any shares of stock of the Corporation which were at any time within the two-year period immediately prior to the date in question Beneficially Owned by any Related Person, if such assignment or succession shall have occurred in the course of a privately negotiated transaction rather than an open market transaction. For the purposes of determining whether a Person is a Related Person, the number of shares of any class or series deemed to be outstanding shall include shares of such class or series of which the Person is deemed the Beneficial Owner, but shall not include any other shares which may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, otherwise. Notwithstanding the foregoing, the term Related Person shall not include (a) any Major Stockholder, (b) an Individual Major Stockholder Transferee who as a result of such transfer becomes the Beneficial Owner of 10% or more of the aggregate voting power of all outstanding stock of the Corporation, unless and until such Individual Major Stockholder Transferee, together with his Affiliates and Associates, becomes the Beneficial Owner of additional shares of stock of the Corporation constituting 1% or more of the then aggregate voting power of all outstanding stock of the Corporation or any other Person who is the Beneficial Owner of at least 1% of the then aggregate voting power of all outstanding stock of the Corporation becomes an Affiliate or Associate of such Individual Major Stockholder Transferee or (c) any Person expressly approved by a majority of the Continuing Directors prior to or subsequent to the consummation of the transaction pursuant to which such Person would otherwise have become a Related Person.

               (xiv) The term "Voting Stock" shall mean all outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, considered for the purpose of this Article EIGHTH as one class. If the Corporation has shares of Voting Stock entitled to more or less than one vote for any such share, each reference in this Article EIGHTH to a proportion or percentage in voting power of Voting Stock shall be calculated by reference to the portion or percentage of votes entitled to be cast by the holders of such shares.

          (d) Nothing contained in this Article EIGHTH shall be construed to relieve any Related Person from any fiduciary obligation imposed by law.

          (e) Notwithstanding any other provision of this Certificate of Incorporation (and notwithstanding that a lesser percentage may be specified by law), the affirmative vote of the holders of (x) not less than 80% of the then outstanding Voting Stock held by stockholders, voting together as a single class, and (y) not less than 66-2/3% of the then outstanding Voting Stock not Beneficially Owned, directly or indirectly, by any Related Person, voting together as a single class, shall be required to amend or repeal, or adopt any provisions inconsistent with, this Article Eighth.

          NINTH:    In furtherance of, and not in limitation of, the powers
conferred by statute, the Board of Directors is expressly authorized to adopt, amend or repeal the Bylaws of the Corporation, or adopt new Bylaws, without any action on the part of the stockholders, except as may be otherwise provided by applicable law or the Bylaws of the Corporation.

          TENTH:    Whenever a compromise or arrangement is proposed between the
Corporation and its creditors or any class of them and/or between the Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the Corporation or of any creditor or stockholder thereof, or on the application of any receiver or receivers appointed for the Corporation under
Section 291 of Title 8 of the Delaware Code, or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under Section 279 of Title 8 of the Delaware Code, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, to be summoned in such manner as the said court directs. If the majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders, of the Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of the Corporation, as the case may be, and also on the Corporation.

          IN WITNESS WHEREOF, the Corporation has caused this certificate to be executed this 14th day of October, 1997.

                                                   DRIL-QUIP, INC.


                                                   By: /s/ Gary D. Smith
                                                      --------------------------
                                                      Gary D. Smith
                                                      Co-Chairman of the Board